EXHIBIT 99.2

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF LOUISIANA

NEW ORLEANS DIVISION

In re POOL CORPORATION DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Civil Action No. 06-10447 (Consolidated with Nos. 06-10547 and 07-116) SECTION N JUDGE KURT D. ENGELHARDT

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated July 16, 2010 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined further in ¶1.17 hereof): (i) Jerry Lee Engel (“Engel”), Sheryl Myers (“Myers”) and Dr. Charles Barbarisi (“Barbarisi”) (collectively, the “Lead Plaintiffs”) (on behalf of themselves and derivatively on behalf of Pool Corporation (“Pool” or the “Company”)); (ii) the Individual Defendants (as defined in ¶1.8 hereof); and (iii) nominal party Pool, including its predecessors, successors, subsidiaries, affiliates, divisions, and assigns, each by and through their respective counsel.  The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.15), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION AND PROCEDURAL OVERVIEW

According to its public filings, Pool is the world’s largest wholesale distributor of swimming pool supplies, equipment and related leisure products.

On September 15, 2006, a shareholder derivative action was filed on behalf of Pool by Barbarisi in the 22nd Judicial District for the Parish of St. Tammany, Louisiana, against certain of Pool’s current and former officers and directors for allegedly violating state law in connection with awards of backdated stock option grants (the “State Action”).

On November 17, 2006, Engel filed a shareholder derivative action in the United States District Court for the Eastern District of Louisiana (the “Court”) on behalf of Pool against certain of Pool’s current and former officers and directors for allegedly violating the federal securities laws and state law in connection with awards of backdated stock option grants (the “Engel Action”).

On November 22, 2006, Myers filed a shareholder derivative action in the Court against certain of Pool’s current and former officers and directors based on the same or substantially the same allegations and raising the same or substantially the same claims made in the Engel Action (the “Myers Action”).

On January 5, 2007, Barbarisi dismissed the State Action and filed an identical shareholder derivative action in the Court (the “Barbarisi Action”).

On January 26, 2007, the Court entered an Order consolidating the Engel Action, the Myers Action, and the Barbarisi Actions (collectively, the “Action”).  On February 12, 2007, the Court entered an Order appointing Lead Plaintiffs and Co-Lead Counsel.

On June 4, 2007, Lead Plaintiffs filed a Consolidated Shareholder Derivative Complaint (the “Complaint”) asserting claims relating to the alleged backdating and/or retroactive pricing of stock option grant awards and the issuance of false and misleading proxy statements and other Securities and Exchange Commission (“SEC”) reports designed to conceal such backdating from shareholders and regulators, against the Individual Defendants.

On July 19, 2007, the Individual Defendants and Pool (collectively, “Defendants”) filed a motion to dismiss the Complaint pursuant to Rules 23.1 and 12(b)(6) of the Federal Rules of Civil Procedure (the “Motion to Dismiss”).  Lead Plaintiffs filed their opposition to the Motion to Dismiss on September 4, 2007.

On October 12, 2007, pursuant to a stipulation submitted by the Lead Plaintiffs and Defendants, the Court continued the hearing on the Motion to Dismiss so that the Parties would be afforded time to consider a mediation and the potential resolution of the Action.

On February 13, 2008, Lead Counsel and counsel for Defendants engaged in a formal mediation (the “Mediation”) before Miami-Dade Circuit Judge Herbert Stettin (Ret.) (“Judge Stettin”).

On February 11, 2009, the Court issued an Order and Reasons granting, in part, and denying in part, the Motion to Dismiss.  On May 12, 2009, Lead Plaintiffs filed a voluntary dismissal without prejudice as to Mark W. Joslin, Jennifer M. Neil, George T. Haymaker and Harlan F. Seymour (the “Former Defendants”).

On July 1, 2009, the Parties participated in a Preliminary Conference pursuant to Rule 26(f) of the Federal Rules of Civil Procedure and thereafter, on July 14, 2009, the Parties filed a Rule 26 Conference Statement and Scheduling Order in advance of the Preliminary Conference held with the Court on that same day.

On August 6, 2009, the Court entered a Scheduling Order governing discovery and any dispositive motions to be filed prior to trial.

On October 1, 2009, the Court entered a Protective Order pursuant to Fed. R. Civ. P. 26(c).

In the Fall of 2009, Lead Plaintiffs and Defendants engaged in discovery pursuant to the Scheduling Order and Lead Plaintiffs served Defendants with discovery requests including their First Request for Production of Documents Directed To The Individual Defendants And Nominal Defendant Pool Corporation and First Set Of Interrogatories Directed To The Individual Defendants And Nominal Defendant Pool Corporation.  Lead Plaintiffs also served a third-party subpoena on Pool’s auditor, Ernst & Young LLP, and served notices of depositions of seven defendants as well as a Rule 30(b)(6) deposition notice upon Pool.  Defendants served Lead Plaintiffs with their responses to the discovery requests and throughout December 2009 and January 2010, Defendants have produced thousands of pages of documents responsive to Lead Plaintiffs’ requests.  Since the Mediation with Judge Stettin on February 13, 2008, the Parties have engaged in numerous formal settlement discussions before Judge Stettin as well as informal settlement discussions.  As a result of those discussions and negotiations, the Parties ultimately reached an agreement-in-principle to resolve the Action, as detailed in a Memorandum of Understanding dated March 9, 2010.

II.	INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS’ COUNSEL

Plaintiffs’ Counsel have conducted an extensive investigation during the development and prosecution of the Action.  This investigation has included, inter alia: (i) inspecting, reviewing and analyzing the Company’s financial filings; (ii) developing statistical models to determine likely backdated options; (iii) researching corporate governance issues; (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (v) participating in numerous telephonic and/or in-person meetings; and (vi) reviewing thousands of pages of non-public documents; and (vii) participating in the Mediation.

III.	CLAIMS OF THE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

Lead Plaintiffs believe that the claims asserted in the Action have merit.  However, Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through a potential trial and through possible appeals.  Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action.  Plaintiffs’ Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon Pool and Current Pool Stockholders.  Based on their evaluation, Lead Plaintiffs and nominal party Pool have determined that the settlement set forth in the Stipulation is in the best interests of the Lead Plaintiffs, Pool and Current Pool Stockholders.

IV.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Lead Plaintiffs in the Action.  The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action.  The Defendants also have denied and continue to deny, inter alia, the allegations that the Lead Plaintiffs, Pool or its shareholders have suffered damage, or that the Lead Plaintiffs, Pool, or its shareholders were harmed by the conduct alleged in the Action.  The Defendants have further asserted that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Pool and its shareholders.

Nonetheless, the Defendants have concluded that further litigation of the Action would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

V.	TERMS OF STIPULATION OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Lead Plaintiffs (for themselves and derivatively on behalf of Pool) and the Individual Defendants, by and through their respective counsel or attorneys of record, that, subject to Court approval, the Action and the Released Claims shall be finally and fully compromised, settled and released, and the Action shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

1.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Co-Lead Counsel” means Robbins Geller Rudman & Dowd LLP, Barroway Topaz Kessler Meltzer & Check, LLP, and The Weiser Law Firm, P.C., and each of their respective successor(s).

1.2 “Court” means the United States District Court for the Eastern District of Louisiana.

1.3 “Current Pool Stockholder” means any record or beneficial holder of Pool common stock as of July 16, 2010, and who continues to be a holder of Pool common stock on the date of the Settlement Hearing.

1.4 “Defendants” means the Individual Defendants and nominal party Pool.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of the Stipulation have been met and have occurred.

1.6 “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review.  More specifically it is that situation when: (1)  either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.

1.7 “Former Defendants” means Mark W. Joslin, Jennifer M. Neil, George T. Haymaker and Harlan F. Seymour.

1.8 “Individual Defendants” means Wilson B. Sexton, Manuel J. Perez de la Mesa, Frank J. St. Romain, Richard P. Polizzotto, A. David Cook, John M. Murphy, Christopher W. Wilson, Stephen C. Nelson, Craig K. Hubbard, Donald L. Meyer, Andrew W. Code, Robert C. Sledd, John E. Stokely and James J. Gaffney.

1.9 “Judgment” means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

1.10 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.11 “Plaintiffs’ Counsel” means any counsel who have appeared for any plaintiff in the Action.

1.12 “Pool” means Pool Corp. and its predecessors, successors, subsidiaries, affiliates, divisions, and assigns.

1.13 “Preliminary Approval” means the day on which the Court signs the Preliminary Order preliminarily approving the Settlement substantially in the form attached hereto as Exhibit B.

1.14 “Related Persons” means each of a Defendant’s or Former Defendant’s spouse, heirs, executors, estates, or administrators, any entity in which a Defendant or Former Defendant and/or member(s) of his or her family has an interest, each of the Defendants’ or Former Defendant’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action, and all past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, and attorneys of a Defendant or Former Defendant.

1.15 “Released Claims” shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, asserted or that might have been asserted through the date of execution of this Stipulation by any derivative plaintiff on behalf of Pool, or by Pool, against each and every Defendant or Former Defendant in the Action, and the Related Persons, including, without limitation, claims for negligence, negligent supervision, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, that were or could have been alleged in the Action or that arise from or relate to the matters or occurrences that were alleged in the Action, including any claims related to Pool’s stock option grant process, the public disclosures relating to stock option grants and purchases or the transactions referenced therein, however described, through and including the date of execution of this Stipulation.

1.16 “Released Persons” means each and all of the Defendants, Former Defendants, and their Related Persons.

1.17 “Settling Parties” means, collectively, each of the Individual Defendants, Pool, and the Lead Plaintiffs on behalf of themselves, Pool, and Current Pool Stockholders.

1.18 “Unknown Claims” means any Released Claim which any Lead Plaintiff, Pool or Current Pool Stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs, Individual Defendants and Pool shall expressly waive and each of the Current Pool Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Upon the Effective Date, the Lead Plaintiffs, Individual  Defendants and Pool shall expressly waive, and each of the Current Pool Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542.  The Lead Plaintiffs, Individual Defendants, Pool and Current Pool Stockholders

may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Lead Plaintiff, Individual Defendant and Pool shall expressly settle and release, and each Current Pool Stockholder, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Settling Parties acknowledge, and Current Pool Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2.	Settlement Consideration

2.19 Lead Plaintiffs and Defendants have conducted extensive arm’s-length negotiations with the substantial assistance and oversight of Judge Stettin and have reached agreement regarding broad corporate governance reforms, related to, inter alia, Pool’s stock option granting practices and procedures (the “Corporate Governance Reforms”).  Of the Corporate Governance Reforms that the Company has not already implemented, the Company shall implement the Corporate Governance Reforms set forth in Exhibit A hereto within twelve (12) months of final Court approval of the Settlement.  These corporate governance measures shall be operative for a five (5) year period unless otherwise provided herein.  Pool and the Individual Defendants acknowledge and agree that the claims asserted in the Action and the litigation efforts of Lead Plaintiffs and Plaintiffs’ Counsel were a material factor in the decision by the Company to implement the Corporate Governance Reforms detailed in Exhibit A hereto.  Defendants acknowledge that the Corporate Governance Reforms have materially benefitted or will, materially benefit Pool and Current Pool Stockholders.

3.	Settlement Procedure

3.20 Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for an order substantially in the form of Exhibit B hereto (the “Preliminary Order”), requesting Preliminary approval of the settlement set forth in the Stipulation and approval for the filing and publication of the Notice of Settlement substantially in the form of Exhibit B-1 (the “Notice”).  The Preliminary Order also shall provide for a stay of all proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, and order that, pending final determination of whether the Settlement provided for in this Stipulation should be approved.  Lead Plaintiffs, Pool, and Current Pool Stockholders, or any one of them, shall be preliminarily barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action, in any forum, asserting any of the Released Claims against any of the Released Persons.

3.21 Within ten (10) days of the issuance of the Preliminary Order, Pool shall file the Notice of Proposed Settlement of Derivative Action with the Securities and Exchange Commission attached as Exhibit B-1 on Form 8-K and shall attach a copy of the Stipulation thereto.  All costs of such notice shall be paid by Pool.  If additional notice is required by the Court, the cost and administration of such notice will be borne by Pool.

3.22 Lead Plaintiffs shall request that after Notice is given, the Court hold a hearing (the “Settlement Hearing”) and finally approve the settlement of the Action as set forth herein, including the payment of Plaintiffs’ Counsel’s attorney’s fees and expenses in the amount previously agreed to by the parties, as defined in ¶5.1.

4.	Releases

4.23 Upon the Effective Date, as defined in ¶1.5, Pool and the Lead Plaintiffs (acting on their own behalf and derivatively on behalf of Pool) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Action against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

4.24 Upon the Effective Date, as defined in ¶1.5, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Lead Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.25 After negotiating the Corporate Governance Reforms, counsel for Lead Plaintiffs and Pool, with the substantial assistance and participation of Judge Stettin, negotiated the attorneys’ fees to be paid to Plaintiffs’ Counsel in light of the substantial benefits conferred upon the Company by the Settlement.  The Company and/or its insurers have agreed to pay $1,500,000 (the “Fee Award”) to Plaintiffs’ Counsel in the Action for their fees and expenses.

5.26 Within five (5) calendar days of issuance of an order by the Court finally approving the settlement, the Company shall pay the Fee Award to Robbins Geller Rudman & Dowd LLP, on behalf of Co-Lead Counsel.  This amount shall be held in a client trust account as custodia legis, subject to further order of the Court, and subject to Plaintiffs’ Counsel’s joint and several obligation to make appropriate refunds or repayments of the principal amount and any accrued interest if and when, as a result of any further order of the Court, appeal, further proceedings or remand, or successful collateral attack, the settlement is not approved or is overturned on appeal.  Co-Lead Counsel shall be responsible for the allocation of such fees and expenses to Plaintiffs’ Counsel, based upon each counsel’s respective contribution to the initiation, prosecution and/or resolution of the Action.

5.27 Defendants, the Company, and their insurers, shall bear no other expenses, costs, damages, or fees alleged or incurred by Lead Plaintiffs, or by any of their attorneys, experts, advisers, agents, or representatives.  The Settling Parties agree that, notwithstanding anything in this Agreement to the contrary, or any order of the Court making or approving an award of Attorney’s Fees, in no event shall Defendants, the Company, or their insurers be obliged to pay to Lead Plaintiffs or to counsel for Lead Plaintiffs any amount in excess of the fee set forth in ¶5.1 of this Stipulation.

5.28 Approval of Plaintiffs’ request for the Fee Award shall not be a condition of the Settlement.  Any order or proceedings relating to the Fee Award or any appeal from any order relating thereto or modification thereof shall not operate to terminate or cancel this Stipulation, and shall not affect the Final Judgment and Order approving this Stipulation or prevent the Settlement from becoming Final.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation or Termination

6.29 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) approval of the settlement by the Board;

(b) satisfactory completion by Co-Lead Counsel of the agreed-upon confirmatory discovery;

(c) entry of the Judgment by the Court;

(d) the Company and/or its insurers has paid the Fee Award; and

(e) passing of the date upon which the Judgment becomes Final.

6.30 If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3 unless Plaintiffs’ Counsel and counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

6.31 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if any rulings in the Action related to the Stipulation are successfully attacked collaterally, the payments to Plaintiffs’ Counsel pursuant to ¶5.1 shall be returned to the Company within seven (7) calendar days of said event, and upon written notification by Pool.

7.	Miscellaneous Provisions

7.32 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.33 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Action.  The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense.  While the Individual Defendants deny that the claims advanced in the Action as against them are meritorious, and no finding of “scienter” or actual knowledge of improper conduct has been made against any Individual Defendant, the Individual Defendants agree that the Action was filed and maintained in good faith and in accordance with the applicable federal rules, including, without limitation, Federal Rule of Civil Procedure 11.  The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.  The Settling Parties will jointly request that the Judgment contain a finding that during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

7.34 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation and the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.35 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.36 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.37 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.  Except as otherwise provided herein, each Settling Party shall bear its own costs.

7.38 Co-Lead Counsel, derivatively on behalf of Pool, are expressly authorized by the Lead Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Lead Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Lead Plaintiffs.

7.39 Each counsel or other Person executing the Stipulation and its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.40 The Stipulation may be executed in one or more counterparts.  All executed counterparts shall be deemed to be one and the same instrument.  A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.41 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.42 This Stipulation has been jointly drafted by the parties at arm’s length.  No provision or ambiguity in this Stipulation shall be construed or interpreted against any party by virtue of its participation in the drafting of this Stipulation.  The Stipulation shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties.

7.43 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

7.44 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Louisiana, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Louisiana without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated July 16, 2010.

LEMMON LAW FIRM IRMA L. NETTING (29362)

IRMA L. NETTING
15058 River Road P.O. Box 904 Hahnville, LA 70057 Telephone: 985/783-6789 985/783-1333 (fax)
Liaison Counsel for Plaintiffs
ROBBINS GELLER RUDMAN & DOWD LLP TRAVIS E. DOWNS III ELLEN GUSIKOFF STEWART BENNY C. GOODMAN III

ELLEN GUSIKOFF STEWART
655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)
ROBBINS GELLER RUDMAN & DOWD LLP SHAWN A. WILLIAMS JOHN K. GRANT 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP ERIC L. ZAGAR ROBIN WINCHESTER

ROBIN WINCHESTER
280 King of Prussia Road Radnor, PA 19087 Telephone: 610/667-7706 610/667-7056 (fax)
THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO

ROBERT B. WEISER
121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)
Co-Lead Counsel for Plaintiffs
ADAMS & REESE LLP WILLIAM B. GAUDET

WILLIAM B. GAUDET
701 Poydras Street, Suite 4500 New Orleans, LA 70139 Telephone: 504/581-3234 504/566-0210 (fax)
Counsel for the Individual Defendants

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP CHARLES F. SMITH DAVID R. PEHLKE

CHARLES F. SMITH
155 North Wacker Drive, Suite 2700 Chicago, IL 60606-1720 Telephone: 312/407-0700 312/407-0411 (fax)
Counsel for Nominal Defendants Pool Corp.

Exhibit A

Proposed Corporate Governance Term Sheet

Under this Settlement Agreement, the following Corporate Governance Reforms are designed to improve the overall corporate governance of Pool Corporation, with the intent of increasing shareholder value.

Upon approval of the Settlement Agreement by the Court, and provided that all of the events and conditions set forth in the Settlement Agreement have been met and have occurred, Pool Corporation shall maintain and/or adopt the following Corporate Governance Reforms set forth below within twelve (12) months after the Effective Date of the settlement.  The Corporate Governance Reforms shall be maintained for a period of no less than five (5) years from the date of adoption, unless Pool Corporation is acquired and/or is no longer listed as a public corporation within that five (5) year period, at which point the Corporate Governance Reforms will no longer be operative.  If at any point a provision of the Corporate Governance Reforms should come in conflict with any law, regulation, or listing rule applicable to the Company, its employees, or the Board of Directors or its members, then that provision will no longer be operative. If any of the modifications or practices requires stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

1.	Board Independence

(a)	A majority of the members of the Board of Directors (“Board”) shall be “Independent Directors” as defined below in (c).

(b)	Each of the Board’s committees will be comprised of a majority of independent directors.

(c)
To be deemed “independent” in any calendar year, a director must: (1) meet the definition of independence set forth in the NASDAQ listing rules (see Rule 5605(a)(2)), and as may be amended from time to time; and (2) satisfy the following qualifications:

(i)	has no personal services contracts with the Company or the Company’s Executive Officers (“Executive Officers” means those officers covered in Rule 16a-1(f) under the Exchange Act);

(ii)
during the current calendar year or the preceding three calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than a de minimis remuneration was received in any one such year ($40,000 or less in a calendar year); provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

(iii)	is not employed by a public company at which an Executive Officer of the Company serves as director;

(iv)	is not a trustee or board member of a charitable organization that receives significant monetary contributions from the Company (a contribution is “significant” if it exceeds $100,000.00);

(v)	has not been employed as an elected officer of the Company or its subsidiaries within the last five (5) calendar years;

(vi)
is not a member of the Immediate Family of any person described in subsections (i) or (iii)-(v) above (“Immediate Family” shall mean such person’s spouse, parents, children, mothers and fathers-in-law, and sons and daughters-in-law).

(d)
In accordance with NASDAQ listing rule 5605, an independent director shall not lose his or her status as an independent director upon resuming director duties subsequent to employment as an Executive Officer on an interim basis.

(e)
If the Company fails to comply with the independence requirements set forth above due to one or more vacancies on the Board or if one or more directors cease to be independent, the Company shall within ninety (90) days regain compliance with these requirements.

2.	Lead Independent Director

(a)
The Board shall maintain the position of Lead Independent Director, who the Independent Directors shall annually elect. The Lead Independent Director shall be responsible for coordinating the activities of the Independent Directors. In addition to the duties of all members of the Board (which shall not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director are to advise the Chairman of the Board, and  to undertake the following:

(i)	determine the appropriate schedule of Board meetings after consultation with the Chief Executive Officer (“CEO”), Chairman of the Board, and other Board members, as necessary;

(ii)	consult with the CEO, Chairman of the Board, and other Board members on the agenda for the Board, and oversee the preparation of the agenda;

(iii)
assess the quality, quantity, and timeliness of the flow of information from the Company’s management to the Independent Directors to ensure that it is sufficient for the Independent Directors to satisfy their duties;

(iv)	direct management to include in the materials prepared for the Board materials that the Lead Independent Director deems important;

(v)	direct the retention of consultants who report directly to the Board (this does not limit the ability or duty of the Committees of the Board to retain their own consultants as needed);

(vi)	coordinate with the Chairman of the Nominating and Corporate Governance Committee to oversee compliance with and implementation of the Company’s corporate governance policies;

(vii)
coordinate, develop the agenda for, and moderate executive sessions of the Board’s Independent Directors, and act as principal liaison between the independent directors and the Chairman of the Board and/or CEO on sensitive issues;

(viii)	assist the chairman of the Compensation Committee in his evaluation of the CEO’s performance; and

(ix)	the Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities.

3.	Separation of Chairman and CEO

(a)
The positions of Chairman of the Board and Chief Executive Officer shall be divided and held by two persons. In the event of a vacancy, both positions may be held by the same individual for no more than twelve (12) months from the date of vacancy.

4.	Director Education

(a)
Within 24 months after the Effective Date, each member of the Board of Directors shall attend a director education program unless that individual had already attended such a program within the previous twelve (12) months. All new directors shall be required to attend a director education program within twelve (12) months of election to the Board, unless that individual had already attended such a program within the previous eighteen (18) months.

5.	Director Stock Ownership Guidelines

(a)	The Company shall amend the “Stock Ownership Guidelines” to provide for the following:

(i)	Directors must meet requirements of the “Stock Ownership Guidelines” within three (3) years of appointment, or within three (3) years after the Effective Date;

(ii)	Until the Guideline requirements are achieved, each director is encouraged to retain at least 25% of net shares obtained through the Company’s stock incentive plans.

6.	Shareholder Meetings

(a)	Absent extraordinary circumstances, the Chairman of the Board and Chairman of each Board committee shall attend the annual shareholder meeting.

(b)	The Chairman of each Board committee shall be prepared and permitted to answer questions from shareholders relevant to such committee’s responsibilities and functions.

7.	Stock Option Practices

(a)
All plans and/or agreements shall clearly define the exercise price, the grant date, and the Fair Market Value of Company stock. In no event shall the exercise price be less than the Fair Market Value of Company stock on the grant date of the award. The Fair Market Value of Company stock on a grant date shall be the closing price for a share of Company common stock on such day as reported on the NASDAQ or if the common stock is not listed on NASDAQ or any exchange or quotation system, but where bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date shall be used (or if no sale of Company stock shall have been made on that day (for example, it is a weekend or holiday) or if bid and asked prices are not available on such day, the next preceding day on which such prices are available shall be used). If the common stock is not regularly quoted, the Fair Market Value of a share of common stock on the applicable date as established by the Compensation Committee in good faith shall be used.

(b)	The Company shall maintain records relating to all stock option grants until at least seven years after the expiration of the pertinent stock options.

(c)
The Company shall ensure that the date of the grant of an option shall be the date on which the Board or Compensation Committee makes the determination granting such an option, except in the case of a new hire, for whom a grant date coinciding with the first date of employment may be set in advance by the Board or Compensation Committee. Notice of the determination shall be communicated to each employee or consultant to whom an option is so granted no more than two weeks after the date of such grant. Determination shall be defined as including, at a minimum, the number of options granted to each employee and/or consultant, and the terms of such options.

(d)
Executive Officers shall be prohibited from determining the grant date of any stock option grant award except to the extent that such Executive Officers may be involved in setting and coordinating meeting dates.

(e)
Pool’s General Counsel and/or Corporate Counsel and/or a member of Pool’s Legal Department shall attend any and all such meetings where options are granted and shall promptly prepare minutes of the meeting. Any such attendee may temporarily step out of such meetings while individual performance evaluations are discussed.

(f)	Only the Board or Compensation Committee may grant stock options.

(g)	The Board and/or Compensation Committee shall be responsible for monitoring compliance with the procedures set forth in the Company’s equity plan(s).

(h)	Stock option grants may not be discounted below market value.

(i)	The Board or Compensation Committee may not approve stock option grants via unanimous written consents.

(j)
The schedule for the awarding of stock option grants, with the exception of new hire grants, which may be made throughout the year as needed, shall be set at no later than the beginning of each calendar year and shall not be changed without the approval of the Board.  The option grant date schedule shall be disclosed in the Company’s annual proxy statement.  All such grants shall be approved as set forth herein on or before the date of grant. If a scheduled grant is not awarded due to error, or if a scheduled award is issued in a manner that requires amendment or correction in order to make it conform to the grant that was scheduled, then the Board, Compensation Committee, and/or appropriate personnel at the Company, may take whatever steps are necessary to correct the error regardless of whether the scheduled grant period has closed.

8.	Stock Option Grant Training

(a)	Under the direction of the Chief Financial Officer (“CFO”), the Company shall establish appropriate training curricula for personnel involved in the stock option granting process.

9.	Clawback Policy for Executive Incentive Compensation

(a)	If the Board of Directors determines that any elected officer’s intentional misconduct, gross negligence, or failure to report another’s intentional misconduct or gross negligence:

(i)	was a contributing factor to the Corporation having to restate any of its financial statements filed with the Securities and Exchange Commission; or

(ii)	constituted fraud, bribery or other illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted the Corporation’s financial position or reputation;

(b)
then, after consideration of all facts and circumstances that the Board of Directors in its sole discretion considers relevant, the Board of Directors may, in its sole discretion, take any actions it deems necessary or appropriate to address any issues related to the compensation of that elected officer’s intentional misconduct, gross negligence, or failure to report another’s intentional misconduct or gross negligence. Among other things, the Board of Directors may seek to recover or require reimbursement of any incentive compensation, equity compensation or performance based compensation awarded to such elected officer.

10.	Internal Audit Function

(a)
Pool shall maintain an Internal Auditor, who shall report to the Audit Committee at least twice a year and shall monitor the Company’s policies and procedures, its internal control environment, and revenue recognition and accounting practices.

(b)
The Internal Auditor shall be responsible for devising an Internal Audit Plan for each fiscal year which shall be presented to the Audit Committee of the Board of Directors and which shall include a general assessment of the internal control environment together with recommended areas for annual internal audit review.

(c)
A written report shall be prepared for each Internal Auditor’s findings, opinions, and recommendations, if any.  As appropriate, after review and comment from potentially impacted operational departments, these written reports and/or summaries of such reports (together with any response from potentially affected departments) shall be directed to the Chief Executive Officer, Chief Financial Officer, and the Audit Committee for their review, and, if necessary, remedial action.

11.	The Company shall post its Insider Trading Policy on the Company’s website.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF LOUISIANA

NEW ORLEANS DIVISION

In re POOL CORPORATION DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Civil Action No. 06-10447 (Consolidated with Nos. 06-10547 and 07-116) SECTION N JUDGE KURT D. ENGELHARDT

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT B

WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with the Stipulation of Settlement dated July 16, 2010 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Proposed Settlement (“Notice”);

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on September 29, 2010, at 9:30 a.m., at the United States District Court, Eastern District of Louisiana, 500 Poydras Street, Courtroom C351, New Orleans, Louisiana 70130, to determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Pool and the Current Pool Stockholders and should be finally approved by the Court; whether a Judgment as provided in ¶1.9 of the Stipulation should be entered herein, and to award attorneys’ fees and expenses in the agreed-to amount (the “Fee Award”) to Plaintiffs’ Counsel.

3. The Court approves, as to form and content, the Notice annexed as Exhibit B-1 hereto, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

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4. Not later than ten (10) calendar days following entry of this Order, Pool shall file the Notice of Proposed Settlement of Derivative Action with the Securities and Exchange Commission on Form 8-K and shall attach a copy of the Stipulation thereto.

5. At least seven (7) days prior to the Settlement Hearing, Pool’s counsel shall serve on counsel for the Lead Plaintiffs and file with the Court proof, by affidavit or declaration, of such publication and filing.

6. All Current Pool Stockholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Pool Stockholders.

7. Pending final determination of whether the Settlement should be approved, no Current Pool Stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

8. All papers in support of the Settlement and the Fee Award shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing, and any reply papers in support of the Settlement and Fee Award shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

9. Any Current Pool Stockholder may appear and show cause, if he, she or it has any, why the terms of the Stipulation, the Settlement of the Action, and/or the Fee Award should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no Current Pool Stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Stipulation, the Settlement, and/or the Fee Award, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on

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 the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, signed as authorized by the objecting shareholder, and copies of any papers and briefs in support thereof:

Co-Lead Counsel for Plaintiffs

Ellen Gusikoff Stewart
        ROBBINS GELLER RUDMAN
           & DOWD LLP
            655 West Broadway, Suite 1900
            San Diego, CA  92101

Counsel for Nominal Defendant Pool Corp.

Charles F. Smith
David R. Pehlke
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
155 North Wacker Drive, Suite 2700
Chicago, IL  60606-1720

Counsel for the Individual Defendants

William B. Gaudet
ADAMS & REESE LLP
701 Poydras Street, Suite 4500
New Orleans, LA  70139

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

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Clerk of the Court
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF LOUISIANA
United States Courthouse
500 Poydras Street
New Orleans, LA  70130

Any Current Pool Stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

10. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  The Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. All proceedings in the Action, other than as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended pending final determination of whether the Settlement provided for in the Stipulation shall be approved.  Plaintiffs and Current Pool Stockholders, or any of them, shall be preliminarily barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action, in any forum, asserted any Released Claims against any of the Released Persons.

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12. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the Current Pool Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

13. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Pool Stockholders.

IT IS SO ORDERED.

DATED: ______________________	_______________________________________
THE HONORABLE KURT D. ENGELHARDT UNITED STATES DISTRICT JUDGE

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UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF LOUISIANA

NEW ORLEANS DIVISION

In re POOL CORPORATION DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Civil Action No. 06-10447 (Consolidated with Nos. 06-10547 and 07-116) SECTION N JUDGE KURT D. ENGELHARDT

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

EXHIBIT C

This matter came before the Court for hearing pursuant to the order of this Court dated ___________, 2010 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated July 16, 2010 (the “Stipulation”).  Due and adequate notice having been given to Current Pool Corporation (“Pool”) Stockholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Action.

3. The Court finds that the Notice of Proposed Settlement (the “Notice”) provided to Current Pool Stockholders was the best notice practicable under the circumstances.  The Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process, and it is further determined that all Current Pool Stockholders are bound by the Judgment herein.

4. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice.  As among Lead Plaintiffs, Individual Defendants and nominal party Pool, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

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6. Upon the Effective Date, as defined in the Stipulation, Pool, Current Pool Stockholders and the Lead Plaintiffs (acting on their own behalf and, derivatively on behalf of Pool) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all causes of action or claims (including Unknown Claims) that have been or could have been asserted in the Action by Lead Plaintiffs, Pool or any Current Pool Stockholder individually or derivatively on behalf of Pool, against the Defendants or the Released Persons arising out of or relating to the matters or occurrences that were alleged in the Action or that arise from or relate to the matters or occurrences that were alleged in the Action, including any claims related to Pool’s stock option grant process, the public disclosures relating to stock option grants and purchases or the transactions referenced therein, however described, through and including the date of the execution of the Stipulation.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Lead Plaintiffs, Plaintiffs’ Counsel, Pool, and all of Current Pool Stockholders (solely in their capacity as Pool shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. Plaintiffs’ Counsel are hereby awarded attorneys’ fees and expenses in the amount of $1,500,000 (the “Fee Award”), which sum the Court finds to be fair and reasonable and which shall be paid to Plaintiffs’ Counsel in accordance with the terms of the Stipulation.

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9. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative.  Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10. During the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

11. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein and the provisions of this Judgment.

12. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED: _________________________	_______________________________________
THE HONORABLE KURT D. ENGELHARDT UNITED STATES DISTRICT JUDGE

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